GRC INTERNATIONAL, INC.
                              EMPLOYMENT AGREEMENT
                                      (CEO)

THIS EMPLOYMENT AGREEMENT is made in Vienna, Virginia as of July 1, 1998 by and between Gary L. Denman (hereinafter referred to in the first person or as "Employee") and GRC International, Inc., a corporation with its principal offices at 1900 Gallows Road, Vienna, Virginia 22182 ("GRCI"). The term "Company" shall include GRCI and any parent, subsidiary or affiliate of GRCI. As a condition to, and in consideration of, the Company's employment of Employee, the parties mutually agree as follows:

1.       DUTIES.

(a) I agree to work for the Company in the capacity set forth in Item 1(a) of Exhibit A attached hereto. My duties will include all of those generally associated with said position, subject to the direction and assignment of the Board of Directors ("Board") of GRC International, Inc. ("GRCI"). The duties assigned to me shall be performed at the place of employment specified in Item 1(b) of Exhibit A or at such other location as the Board may determine is in the best interest of the Company. All of my working time and energies shall be devoted to the foregoing duties. I will inform GRCI, in writing, if I engage in any outside business activity, and I will obtain the prior written approval of GRCI, if I engage in any outside business activity which (i) requires the use of skills for which I was hired by the Company or the use of skills attained during the course of my employment with the Company, or (ii) would, in the opinion of GRCI, compete with or conflict with my employment with the Company. While employed by the Company, absent the express, prior written authorization of the Board, I will not, directly or indirectly, engage in any activity competitive with or adverse to the Company's business or welfare, whether alone, as a partner of any partnership or joint venture or as an officer, director, employee, or holder of 5% or more of any class of stock, of any corporation.

(b) I agree that for a period of one year immediately following termination (voluntary or otherwise) of my employment with the Company, I will not interfere with the business of the Company by inducing an employee to leave the Company's employment, by inducing a consultant to sever the consultant's relationship with the Company, or by inducing a customer to sever the customer's relationship with the Company.

(c) This Agreement cancels and replaces in their entirety any and all previous employment agreements entered into between me and the Company.

2.       INTELLECTUAL PROPERTY.

(a) In this Agreement, (i) "Intellectual Property" means any patent, trademark, copyright, semiconductor mask right, trade secret, invention, discovery, design, idea or improvement (whether or not any of the foregoing are patentable, protectable by copyright, or otherwise protectable), and (ii) the word "made", when used with "Intellectual Property", means made, devised, developed, conceived or reduced to practice. Exhibit B to this Agreement contains a complete list of all Intellectual Property I consider proprietary to me, and, during my employment with the Company, I agree to update Exhibit B from time to time as may be necessary to keep it current. I will not incorporate or permit to be incorporated into any work performed for or on behalf of the Company any Intellectual Property proprietary to me or any third party.

(b) I will disclose to the Company all Intellectual Property made by me, alone or with others, during any period of employment with the Company. All such disclosures shall be reviewed by the Company in confidence to determine any issues which may arise.

(c) I will assign to the Company all right, title and interest in and to all Intellectual Property made at any time by me alone or with others during or after my employment with the Company, if such Intellectual Property was made using Company equipment, supplies, facilities, or trade secret information, or such Intellectual Property either (i) relates at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (ii) results from any work performed by me for the Company. All Intellectual Property subject to this paragraph shall remain Company property whether or not so disclosed or assigned to the Company. I will cooperate fully with the Company during and after employment in accomplishing the intent of this provision and execute such instruments and documents reasonably requested by the Company, in order to more fully vest in the Company all ownership rights in the Intellectual Property. In addition, I irrevocably appoint GRCI and each of its officers as my agent and attorney-in-fact to act in my name and stead to execute and file any documents and to do all other lawfully permitted actions to further the prosecution, issuance and enforcement of patents, copyrights and other proprietary rights with the same force and effect as if executed and delivered by me.

(d) The provisions of the foregoing Section 2(c) shall not apply to an invention developed by me entirely on my own time without using Company equipment, supplies, facilities, or trade secret information except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by me for the Company.

3. PROPRIETARY INFORMATION. I understand that in the course of my employment with the Company, I will be making use of, acquiring or adding to proprietary and/or confidential information and materials of the Company or of other parties ("Proprietary Information"). I will not disclose or use any Proprietary Information either during or after my employment with the Company, except to the extent expressly authorized in writing by an officer of GRCI. The following are some examples of Proprietary Information, even if not marked or identified as such:

(i) Computer software of all kinds, source and object codes, algorithms, coding sheets, compilers, assemblers, design concepts, routines and subroutines, and all related documents and materials;

(ii) Business practices, marketing techniques, mailing lists, purchasing information, price lists, pricing policies, quoting procedures, customer and prospective customer lists and information, and all materials or information relating to the manner in which the Company does business;

(iii) Discoveries, concepts and ideas, whether or not patentable, protectable by copyright, or otherwise protectable, trade secrets, "know-how," production processes, research and development activities, and information on products or programs;

(iv) Financial information, cost structure, bidding strategy, salary structure, and such other information not in the public domain as may be helpful to competitors or harmful to the Company, its customers or employees;

(v) Any other information, materials or documents related to the business or activities of the Company which are not generally known to others engaged in similar businesses or activities; and

(vi) All ideas which are derived from my access to or knowledge of any of the above.

4. CONFLICTS OF INTEREST. I have read and understood the Company's Corporate Standards of Conduct, and while employed by the Company, I agree to abide by said Standards of Conduct, as the same may be amended from time to time, and to complete the Company's Ethics Questionnaire as required by the Company from time to time. Except as fully disclosed in a document attached to this Agreement, I am not a party to any agreement or understanding with any other person or business, nor am I subject to any other legal restriction or obligation, which would in any way prohibit, impede or hinder my employment with the Company or the performance of my duties in the course of such employment.

5.       COMPENSATION.

(a) During the three fiscal years of my employment hereunder, the Company shall pay me the annual salary set forth in Exhibit A, Item 3(a) ("Gross Annual Salary").

(b) For each of the three fiscal years of my employment hereunder, the Company shall also pay me the Gross Annual Bonus specified in Exhibit A, Item 3(b) ("Gross Annual Bonus").

(c) The Company will pay up to $10,000 during each fiscal year of this Agreement to legal, accounting and other professionals of Employee's choice who provide estate planning, tax planning and related services to Employee. Employee shall submit such invoices to the Company together with a written request that the Company pay such invoices to the applicable professional(s). Such professionals shall be selected by Employee in his sole discretion and the Company shall have no liability whatsoever with respect to the selection of such professionals.

(d) The Company will provide me with an automobile allowance of up to $1,000 per month to cover expenses of ownership of a new Lexus automobile. In addition, the Company will reimburse my actual, reasonable expenses of operating the vehicle.

6.       Lifetime Dental and Vision Coverage for Employee and Spouse.

(a) If Employee has not breached this Employment Agreement and remains employed hereunder until the Termination Date (unless Employee's employment is terminated by the Company without Cause or the Employee terminates employment for Good Reason or by reason of disability or death), Employee shall be entitled to coverage for Employee and his spouse Elizabeth J. Denman ("Spouse") under the Company's standard dental and vision insurance policy after the termination of Employee's employment with the Company, for their lifetimes (this benefit is hereinafter referred to as "Lifetime Coverage").

(b) (i) If, for any policy year beginning after the termination of Employee's employment with the Company, in which policy year Employee and Spouse are both alive for any portion of such policy year, "Quantity X" (defined as the Company's per employee cost for active employees of the Company for the type of insurance provided to Employee and Spouse in that policy year) is less than "Quantity Y" (defined as the Company's per employee cost for the type of insurance provided to Employee and Spouse as of the termination of Employee's employment, plus cumulative annual increases of 5% for each policy year to begin after the termination of Employee's employment), then, subject to the provisions of paragraph (ii) of this Section 6(b), the Company shall also pay Employee in cash, within 90 days after the end of each such policy year, an amount equal to the difference between Quantity X, and Quantity Y, so that Employee receives an annual benefit equivalent to the greater of Quantity X or Quantity Y. If Quantity X is greater than Quantity Y, Employee shall not be obligated to reimburse the Company for such excess. If, in any policy year, the Company is unable to cover Employee and Spouse under its dental and vision policy for any reason, or if such coverage would result in adverse tax consequenses to the Company or any of its Employees, the Company's only obligation to Employee under this Section 6 shall be to pay Employee Quantity Y for such year.

         (ii) Regarding the Lifetime Coverage, it is the intent of the parties that the Company's cost for the Lifetime Coverage in any policy year in which both Employee and Spouse are alive for any portion of such policy year shall in no event exceed the greater of Quantity X or Quantity Y, and that the Lifetime Coverage not result in a windfall to Employee or Spouse, but simply to provide them, after the termination of Employee's employment with the Company, with roughly the level of dental and vision insurance coverage which the Company provided them while Employee was employed by the Company (the current Company cost of which is estimated to be approximately

$733 annually), with a limit on the Company's financial obligation should it be unable to arrange for such coverage. With that being the intent, by way of example, if the government came to provide universal dental care with essentially the equivalent benefits now provided by the Company, the Company would no longer be obligated to provide Employee or Spouse with dental benefits. Similarly, if the government came to provide universal vision care with essentially the equivalent benefits now provided by the Company, the Company would no longer be obligated to provide Employee or Spouse with vision benefits.

(c) (i) If, for any policy year beginning after the termination of Employee's employment with the Company, in which policy year either Employee or Spouse is deceased during the entirety of such policy year, "Quantity X" (defined as the Company's per employee cost for the type of insurance provided to Employee or Spouse in that policy year) is less than "Quantity Y" (defined as the Company's per employee cost, for an unmarried active employee of the Company with no additional insured person, for the type of insurance provided to Employee as of the termination of Employee's employment, plus cumulative annual increases of 5% for each policy year to begin after the termination of Employee's employment), then, subject to the provisions of paragraph (ii) of this Section 6(c), the Company shall also pay Employee or Spouse, in cash, within 90 days after the end of each such policy year, an amount equal to the difference between Quantity X, and Quantity Y, so that Employee or Spouse receives an annual benefit equivalent to the greater of Quantity X or Quantity Y. If Quantity X is greater than Quantity Y, neither Employee nor Spouse shall be obligated to reimburse the Company for such excess. If, in any policy year, the Company is unable to cover Employee or Spouse under its dental and vision policy for any reason, or if such coverage would result in adverse tax consequences to the Company or any of its employees, the Company's only obligation to Employee (or Spouse, if Employee is deceased) under this Section 6 shall be to pay Employee (or Spouse, if Employee is deceased) the equivalent of Quantity Y for such year. By way of example, if the Company were unable to include Spouse in its group policy after Employee's death, the Company's only obligation with respect to Spouse would be to pay Spouse Quantity Y each year of Spouse's life after Employee's death.

         (ii) Regarding the Lifetime Coverage, it is the intent of the parties that the Company's cost for the Lifetime Coverage in any policy year in which either Employee or Spouse is deceased for the entirety of such policy year shall in no event exceed the greater of Quantity X or Quantity Y, and that the Lifetime Coverage not result in a windfall to Employee or Spouse, but simply to provide them, after the termination of Employee's employment with the Company, with roughly the level of dental and vision insurance coverage which the Company would have provided to an unmarried employee with no additional insured person, while Employee was employed by the Company (the current Company cost of which is estimated to be approximately $346 annually), with a limit on the Company's financial obligation should it be unable to arrange for such coverage. With that being the intent, by way of example, if the government came to provide universal dental care with essentially the equivalent benefits now provided by the Company, the Company would no longer be obligated to provide Employee or Spouse with dental benefits. Similarly, if the government came to provide universal vision care with essentially the equivalent benefits now provided by the Company, the Company would no longer be obligated to provide Employee or Spouse with vision benefits.

(d) The provisions of this Section 6 shall survive any termination of this Agreement.

7. DISABILITY. If I am unable to fulfill the duties of my position by reason of any illness, incapacity or disability, my salary shall be payable for only 90 days following the onset of such illness, incapacity or disability, provided, however, that if I (i) have applied for insurance benefits under the Company's long-term disability policy during said 90 day period, and (ii) have not yet begun to receive payments under said policy during said 90 day period, then my salary shall continue to be payable for up to 180 days following the onset of such illness, incapacity or disability until I begin to receive such payments. During the foregoing 90 day period (or 180 day period, if applicable), my salary, to the extent not covered by the Company's short-term disability benefits, shall be paid through the use of my sick leave, if any, accumulated prior to January 1, 1994, but if such sick leave is or becomes exhausted or is inapplicable to me, my salary shall nevertheless be paid for the 90 day period (or 180 day period, if applicable). If I shall return to full employment and full discharge of my duties during the term of this Agreement, full compensation shall be prospectively reinstated for any remaining term of this Agreement.

8.       TERMINATION AND SEVERANCE.

(a) The term of the employment relationship provided for herein shall be for three (3) years, and shall commence as of the Effective Date of this Agreement and end on the Termination Date of this Agreement, both as specified in Exhibit A, Item 2. Except as provided in Section 8(f) regarding termination during the thirty (30) month period following a Change in Control, this Agreement may be terminated by the Company immediately for Cause by written notice to me. For purposes of this Agreement, "Cause" means:

         (i) the willful and continued failure of Employee to substantially perform his or her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Employee by the Company which specifically identifies the manner in which the Company believes that Employee has not substantially performed his or her duties;

         (ii) the willful engaging by Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company;

         (iii)Employee's personal dishonesty or breach of fiduciary duty to the Company that in either case results or was intended to result in personal profit to Employee at the expense of the Company; or

         (iv) willful violation by Employee of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment or supervisory agreement, which violation is materially and demonstrably injurious to the Company.

For purposes of the preceding clauses (i) through (iv), no act or failure to act, on the part of Employee, shall be considered "willful" unless it is done, or omitted to be done, by Employee in bad faith and without reasonable belief that Employee's action or omission was in the best interests of the Company. Any act, or failure to act, based upon the instructions or with the express approval of the Board or of a Company officer with authority to direct Employee or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by Employee in good faith and in the best interests of the Company.

(b) To the maximum extent permitted by law, I hereby expressly authorize the Company in advance upon my termination to deduct from my final paycheck(s) and from my paid time off (PTO) check all amounts I owe the Company (including but not limited to repayment of advances, loans or any other obligations).

(c) Upon termination of employment, I will execute and comply with the Employee Termination Certificate attached hereto as Exhibit C, and deliver to the Company all notes, data, tapes, lists, reference materials, sketches, drawings, memoranda, records and other documents which are in my possession or control belonging to the Company or relating to its business.

(d) Termination of this Agreement will not relieve me from my obligations under Sections 1(b), 2 and 3 of this Agreement, which, by their respective terms, continue beyond the termination of this Agreement.

(e) In the event of my death, this Agreement will terminate and all accrued and unpaid compensation and expenses, less all amounts I owe the Company (including but not limited to repayment of advances, loans or any other obligations), will be payable to my estate.

(f) Notwithstanding any other provision of this Agreement to the contrary, at any time during the thirty (30) month period following a Change in Control, my employment may be terminated at any time by either party with or without Cause on written notice to the other party, provided, however, that:

if:
         (i) without Cause, the Company terminates my employment or terminates this Agreement or gives me notice of either of such terminations; or

         (ii) I terminate my employment for Good Reason, then:

         (x) in addition to any Additional Compensation I have earned, the Company shall pay me a lump-sum severance payment on the date of termination of my employment in an amount equal to two (2) times my Gross Annual Salary, plus two (2) times my Target Gross Annual Bonus, less any income, excise, employment or other tax withholdings which the Company is required by law to deduct therefrom;

         (y) the Company shall continue to provide me with the same level of insurance benefits and officer perquisites which I have been receiving from the Company immediately prior to termination, and such benefits and perquisites shall be provided until the earlier of (A) such time as I obtain new benefits coverage by reason of new employment, or (B) the two (2) year anniversary of my termination of employment with the Company; and

         (z) the Company shall reimburse me for any legal fees and expenses I incur in successfully enforcing my rights under this Agreement, if the Company fails to honor such rights.

For purposes of this Agreement, "Good Reason" means the occurrence, after the Change in Control, of any of the following events:

               (A) the Company materially diminishes my level of responsibility or position in the Company;

               (B) the Company materially diminishes my salary or my bonus potential;

               (C) the Company fails to provide me with generally the same level of benefits or perquisites provided to other Company executives in comparable positions;

               (D) the Company requires me to relocate to an office more than 25 miles from my place of employment immediately prior to the Change in Control; or

               (E) the Company materially breaches this Agreement (including but not limited to the terms set forth on Exhibit A hereto) in any other way;

provided, however, that the foregoing clauses (A) through (E) shall not include isolated, insubstantial or inadvertent actions of the Company not taken in bad faith which are remedied by the Company promptly after receipt of notice thereof given by Employee.

For purposes of this Agreement, "Target Gross Annual Bonus" means the Gross Annual Bonus which Employee would receive if the Company achieved its budget for the fiscal year in which termination of employment occurs. For example, (A) if employment terminates in June 1999, the Target Gross Annual Bonus is determined by reference to the Company's budgeted annual net income for fiscal 1999, determined without regard to any extraordinary items of income or loss, and (B) if employment terminates in July 1999, the Target Gross Annual Bonus is determined by reference to the Company's budgeted annual net income for fiscal 2000, determined without regard to any extraordinary items of income or loss.

(g) For purposes of this Agreement, a Change in Control means the satisfaction of the conditions set forth in any one of the following paragraphs:

         (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as modified and used in Sections 13(d) and 14(d) thereof, except that neither (A) GRCI or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of GRCI or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, nor
(D) a corporation owned, directly or indirectly, by the stockholders of GRCI in substantially the same proportions as their ownership of stock of GRCI shall be included in such term) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of GRCI (not including in the securities beneficially owned by such Person any securities acquired directly from GRCI or its affiliates) representing 25% or more of the combined voting power of GRCI's then outstanding securities; or

         (ii) during any period of up to two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with GRCI to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by GRCI's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

         (iii) the shareholders of GRCI approve (or in the event no approval of GRCI's shareholders is required, GRCI consummates) a merger or consolidation of GRCI with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of GRCI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of GRCI, at least 65% of the combined voting power of the voting securities of GRCI or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of GRCI (or similar transaction) in which no Person acquires more than 50% of the combined voting power of GRCI's then outstanding securities; or

         (iv) the shareholders of GRCI approve (or in the event no approval of GRCI's shareholders is required, GRCI enters into) a plan of complete liquidation of GRCI or an agreement for the sale or disposition by GRCI of all or substantially all GRCI's assets.

(h) Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by Employee in connection with a Change in Control or the termination of Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with GRCI, any Person whose actions result in a Change in Control or any person affiliated with GRCI or such Person) (all such payments and benefits, including the Severance Benefits, being hereinafter called the "Total Benefits"), would be subject (in whole or in part) to the excise tax (the "Excise Tax") imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the Severance Benefits shall be reduced to the extent necessary so that no portion of the Total Benefits is subject to the Excise Tax if (A) the net amount of such Total Benefits, as so reduced, (and after deduction of the net amount of federal, state and local income taxes and FICA and Medicare taxes on such reduced Total Benefits) is greater than (B) the excess of (i) the net amount of such Total Benefits, without reduction (but after deduction of the net amount of federal, state and local income taxes and FICA and Medicare taxes on such Total Benefits), over (ii) the amount of Excise Tax to which Employee would be subject in respect of such Total Benefits. For purposes of determining whether and the extent to which the Total Benefits will be subject to the Excise Tax, (i) no portion of the Total Benefits the receipt or enjoyment of which Employee shall have effectively waived in writing prior to Employee's date of termination of employment shall be taken into account, (ii) no portion of the Total Benefits shall be taken into account which in the opinion of tax counsel selected by GRCI does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Benefits shall be determined by GRCI's independent auditors in accordance with the principles of Sections 280G(d)(3) and (d)(4) of the Code. For purposes of this Section 8(h), the term "Severance Benefits" means the benefits provided for by clauses (x) and (y) of
Section 8(f) hereof.

9.       NOTICE.

(a) Any notice to be given to me under this Agreement shall be in writing and delivered by (i) registered or certified mail, return receipt requested; (ii) express courier; or (iii) hand-delivery; at an address specified for me in this Agreement or in any Exhibit hereto or at such other address of which written notice has been given to GRCI by me by any of the foregoing means.

(b) Any notice to be given to the Company under this Agreement shall be in writing and delivered by any of the means specified in subsection (a) above, to the Chairman, with a copy to the Senior Vice President, General Counsel & Secretary, GRC International, Inc., 1900 Gallows Road, Vienna, Virginia 22182.

10.      DISPUTES.

(a) This Agreement has been executed in and shall be governed by the laws of the Commonwealth of Virginia.

(b) Any controversy or claim arising out of or relating to Employee's employment or this Agreement shall be resolved in the courts of Fairfax County, Virginia, and Employee hereby submits to the jurisdiction of such courts, and agrees to accept service of process from such courts.

(c) I understand and agree that the Company will suffer irreparable harm if I breach any of my obligations under this Agreement and that monetary damages may be inadequate to compensate for such breach. Accordingly, in the event of a breach or threatened breach by me, the Company, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity or otherwise, shall be entitled to injunctive relief preventing any such breach by myself or by my partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with me.

11. ASSIGNMENT; SUCCESSORS. My services are unique and personal. Accordingly, I may not assign any rights or delegate any duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

12. ENTIRE AGREEMENT. This Agreement, together with all documents attached to this Agreement or specifically referred to in it, contains the entire agreement and understandings by and between the Company and me with respect to the covenants described in this Agreement, and any representation, promise, agreement or understanding, written or oral, not contained in this Agreement shall be of no force or effect. No change or modification of this Agreement shall be valid or binding unless the change or modification is in writing and signed by the parties to this Agreement. Any representation contrary to this Agreement, express or implied, written or oral, is hereby disclaimed. Nothing in this Agreement shall obligate the Company to employ me for any length of time. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom such waiver is sought to be enforced, and no waiver of any provision shall be deemed a waiver of any other provision or a waiver of the same provision at any other time.

13. SEVERABILITY. Any provision of this Agreement which may be determined to be unenforceable, invalid or illegal shall be deemed stricken from this Agreement and all remaining provisions shall continue in full force and effect.

14. REASONABLENESS OF RESTRICTIONS. I have carefully read and considered the provisions of this Agreement and, having done so, agree that the restrictions set forth in this Agreement are fair and reasonable and are reasonably required for the

Company's protection. This Agreement shall be construed fairly as to all parties and not in favor of or against any party, regardless of which party prepared this Agreement. In the event that, notwithstanding the foregoing, any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts of the Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in the Agreement. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ATTEST:                                              GRC INTERNATIONAL, INC.

                                                     By:
---------------------------------                        -----------------------
Thomas E. McCabe                                         Joseph R. Wright, Jr.
Sr. Vice President, General Counsel & Sec.               Chairman of the Board


WITNESS                                              EMPLOYEE


---------------------------------                    ---------------------------
                                                        Gary L. Denman


APPROVED AND RATIFIED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF GRC INTERNATIONAL, INC.


By:
     ----------------------------
     Leslie B. Disharoon, Committee Chairman

                                                                       EXHIBIT A

                              DETAILS OF EMPLOYMENT

EMPLOYEE:         Gary L. Denman

ITEM 1(a)         Position:  President & CEO

ITEM 1(b)         Place of Employment:  Vienna, VA

ITEM 2            Effective Date of this Agreement:  July 1, 1998

                  Effective Date of this Exhibit:  July 1, 1998

                  Termination Date of this Agreement:  June 30, 2001

ITEM 3(a)         Gross Annual Salary:

                  Three Hundred Thirty Thousand Dollars ($330,000)

ITEM 3(b)         Gross Annual Bonus:

                  Equal to 2% of the Company's annual net income, determined without regard to any extraordinary items of income or loss, as reported by the Company in its audited consolidated financial statements

ITEM 4 Notice to Employee:

         Gary L. Denman                              Gary L. Denman
         1900 Gallows Road                   and/    8427 Blevins Way Court
         Vienna, VA 22182                     or     Vienna, VA 22182



EMPLOYEE:                                          GRC INTERNATIONAL, INC.

                                                   By:
---------------------------------                      -------------------------
Gary L. Denman                                         Joseph R. Wright, Jr.
                                                       Chairman of the Board


APPROVED AND RATIFIED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF GRC INTERNATIONAL, INC.



By:
     -----------------------------
     Leslie B. Disharoon, Committee Chairman

                                                                       EXHIBIT B

                        SCHEDULE OF INTELLECTUAL PROPERTY

I developed or conceived, and consider proprietary to me, the following Intellectual Property, as that term is defined in the Employment Agreement to which this Exhibit is attached:




























                                                  EMPLOYEE


                                                  ---------------------------
                                                  Gary L. Denman


                                                  ---------------------------
                                                  (Date)

                                                                       EXHIBIT C

                              TERMINATION STATEMENT
                  (to be signed upon termination of employment)

1. I, Gary L. Denman, am cognizant of my legal obligations, as stated in a certain EMPLOYMENT AGREEMENT dated July 1, 1998 between myself and GRC International, Inc. (together with its subsidiaries, the "Company"), and I hereby specifically reaffirm all of the terms stated in that Agreement.

2. I hereby certify that all materials related directly or indirectly to my employment with the Company have been returned to the Company. I further certify that no computer listings, programs, object codes, source codes, product development guides, flowcharts, test equipment, drawings, blueprints or other materials owned by the Company or provided to or used by me in connection with my employment at the Company, whether in machine-readable form or otherwise, have been retained by me or given to any other third person or entity in anticipation of my employment termination or for any other reason, and I also certify that none of those materials will be removed from the Company's premises by me.

3. I also certify that I have returned all Company identification and Company credit cards issued to me and all keys to Company and/or customer property that have been in my possession.

4. I am not aware of any action or situation involving any violation of the Company's Corporate Standards of Conduct by any employee, director, consultant or representative of the Company, except as follows:






5. My forwarding addresses are as follows:

       HOME ADDRESS                       BUSINESS ADDRESS

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                                                  EMPLOYEE:


                                                  -----------------------
                                                  Gary L. Denman


                                                  -----------------------
                                                  (Date)